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                FORM OF TERM LOAN ASSIGNMENT OF RENTS AND LEASES


                         ASSIGNMENT OF RENTS AND LEASES


                  THIS ASSIGNMENT OF RENTS AND LEASES (this "Assignment") is made as of this ______ day of _________________1998, by _______________________,
a ___________________________ corporation with offices at _____________________
 ("Borrower") to ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership with offices at 415 McFarlan Road, Suite 202, Kennett Square, Pennsylvania 19348 (together with its successors and assigns, "Lender").

                                   BACKGROUND

                  A. Lender has agreed to advance up to ________________________ Dollars ($[_______________]) to Borrower (the "Loan"), pursuant to a Term Loan Agreement, dated as of the date hereof, between Borrower and Lender (the "Loan Agreement"), the terms and conditions of which are incorporated herein by this reference, for the purpose of financing the construction, erection and completion of certain improvements at or about the Property (as hereinafter defined) in order to convert the Property into a senior assisted living facility (the "Project"). The Loan is evidenced by a Secured Note of Borrower (the "Note") and secured by certain collateral documents described in the Loan Agreement, all dated as of the date hereof, including, without limitation, a Mortgage and Security Agreement (the "Mortgage") from Borrower in favor of Lender encumbering certain real property situate in the Township of _________________, State of ____________________, as described more fully in
Exhibit A attached hereto and made a part hereof (the "Property") and a Guaranty by ______________________________ ("_________________"), an affiliate of
Borrower, in favor of Lender (the "Guaranty"). The Mortgage will be simultaneously recorded in __________________________________. The Loan
Agreement, the Note, the Mortgage, the Guaranty and other collateral documents described in or accompanying the Loan Agreement, as the same may be modified, amended, supplemented or assigned from time to time, are hereinafter sometimes collectively referred to as the "Loan Documents". The Project and Property are hereinafter referred to collectively as the "Premises". Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

                  B. As a condition of making the Loan to Borrower, Lender has required Borrower to execute and deliver this Assignment.
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                              TERMS AND CONDITIONS

                  1. Assignment. In consideration of the Loan and Lender's undertakings pursuant to the Loan Agreement and in order to secure the payment of all sums due Lender pursuant to the Note, the Mortgage and the Loan Agreement, and the timely performance of all of the terms, covenants, representations, warranties and conditions contained in the Loan Documents, Borrower hereby absolutely, presently and unconditionally conveys, transfers and assigns to Lender, its successors and assigns, all of Borrower's rights, title, interest and privileges in and to the following:

                            1.1. All Residential Living Agreements (as defined
in the Loan Agreement) and leases now or hereafter in existence with respect to the Premises or any part thereof (all such Residential Living Agreements and leases are collectively referred to herein as the "Leases"); and

                            1.2. All rents, income, profits, revenues, proceeds,
deposits, accounts, rights and benefits due or to become due under the Leases (the "Rents"), it being the intention of the Borrower that this Assignment constitute a present, absolute assignment of the Leases and the Rents and not a collateral assignment for additional security only.

                  This Assignment presently gives Lender the right to collect the Rents and apply the Rents in payment of the Note. Borrower intends that the Leases and Rents be absolutely assigned and that they no longer be, during the term of this Assignment, property of Borrower or property of the estate of Borrower, as defined in 11 U.S.C. ss.541. If any law exists requiring Lender to take actual possession of the Premises (or some action equivalent to taking possession of the Premises, such as securing the appointment of a receiver) in order for Lender to "perfect" or "activate" the rights and remedies of Lender as provided in this Agreement, Borrower waives the benefit of such law. Subject to the terms of this Assignment and the Loan Agreement, Lender grants to Borrower a license, revocable, as hereinafter provided, to collect and use the Rents subject to the requirements of this Assignment and the Loan Agreement. Upon the occurrence of any Event of Default (as defined below), the license granted to Borrower herein shall, at Lender's election, be revoked by Lender, and Lender shall immediately be entitled to possession of all Rents collected thereafter (including Rents past due and unpaid) whether or not Lender enters upon or takes control of the Premises. Upon such a revocation of the license granted herein, Lender shall promptly provide Borrower with written notice of same. Any Rents collected by Borrower from and after the date on which an Event of Default occurred shall be held by Borrower in trust for Lender. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Premises in person, by agent or by court appointed receiver and to take any and all action necessary to collect the Rents.
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                  2.       Performance by Borrower.

                            2.1. Notwithstanding this Assignment, Borrower shall
remain liable for any obligations undertaken by it pursuant to any Lease. Lender may elect, in its sole discretion, to assume any and all such obligations of Borrower under any Lease by written notice to the resident under such Lease with a copy to Borrower; provided, however, that Borrower shall remain liable for such obligations notwithstanding such election by Lender.

                            2.2. Notwithstanding any legal presumption to the
contrary, Lender shall not be obligated by reason of acceptance of this Assignment to perform any obligation of Borrower under the Leases. This Assignment shall not place responsibility for the control, care, management, upkeep, operation or repair of all or any part of the Premises upon Lender, or make Lender liable or responsible for any negligence in the control, care, management, upkeep, operation or repair of all or any part of the Premises resulting in loss or injury or death to any tenant, resident, licensee, employee or other person or loss of or damage to the property of any of the foregoing.

                            2.3. Borrower hereby agrees to defend, indemnify and
hold harmless Lender from any and all claims, liability, loss or damage, costs and expenses (including reasonable attorneys' fees) arising from any claims by any tenant, resident or licensee under any Lease or any employee or other person in connection with the Lease, except for actions arising solely by reason of Lender's negligence or willful misconduct.

                            2.4. Borrower agrees that it will faithfully
observe, discharge and perform all of the obligations and agreements imposed upon Borrower under the Leases. Borrower shall not do any of the following without the prior written consent of Lender, which consent shall not be unreasonably withheld: (a) consent to any material modification, alteration, cancellation, extension or assignment of any of the Leases; (b) reduce, waive or defer payment of the Rent under any of the Leases to any material extent; (c) collect or accept payment of any of the Rents arising or accruing under any Lease more than one (1) month in advance of the time when the same shall become due under the terms of such Lease; or (d) waive or release any resident or tenant from any material obligation or condition under any of the Leases.

                  3. Warranties. Borrower represents and warrants a follows:

                            3.1. Borrower has title to and full right to assign
the Leases and the Rents thereunder; and no other assignment other than that granted hereby to Lender of any interest in any of the Leases has been made.
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                            3.2. All Leases executed on or before the date
hereof are in full force and effect.

                            3.3. There is no existing default by Borrower or, to
Borrower's knowledge, any resident under the provisions of any of the Leases. No event has occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases.

                  4. Events of Default. The occurrence of any Event of Default under and as defined in the Loan Agreement, the Note and/or the Mortgage shall constitute an event of default (an "Event of Default") hereunder.

                  5. Remedies. Upon the occurrence of an Event of Default, Lender shall be entitled to exercise any one or more of the following rights, powers and remedies:

                            5.1. Enter and take possession of the Premises and
collect, in its own name or in the name of Borrower, the Rents accrued but unpaid and in arrears as of the date of such Event of Default, as well as the Rents which thereafter become due and payable. Borrower hereby authorizes and directs the residents and tenants under the Leases, upon receipt of written notice from Lender, to pay to Lender any and all Rents due thereunder without the necessity of any inquiry to Borrower and notwithstanding any claim by Borrower to the contrary. Borrower further agrees that it shall facilitate in all reasonable ways Lender's collection of the Rents and will, upon the request of Lender, execute and deliver a written notice to each resident under the Leases directing such resident to pay the Rents to Lender. Borrower shall have no right or claim against any parties to any Lease who make payment to Lender after receipt of written notice from Lender requesting same.

                            5.2. Take over and assume the management, operation
and maintenance of the Premises and perform in its own name or in the name of Borrower, all acts necessary and proper, and expend such sums out of the income of the Premises as may be necessary in connection therewith, including the right to enter into new Leases, to cancel existing Leases, to alter or amend the terms of existing Leases, to renew existing Leases or to make concessions to the parties thereto.

                            5.3. Endorse as Borrower's attorney-in-fact,
Borrower's name on all checks, drafts and similar forms of payment received in payment of the Rents and Borrower hereby appoints Lender its attorney-in-fact for such purposes and to otherwise enforce the purposes of this Assignment. The aforesaid power of attorney shall be deemed coupled with an interest and shall be irrevocable.

                            5.4. After payment of all proper charges and
expenses, including reasonable compensation to such managing agent as Lender may select or employ, and after the accumulation of a reserve to meet taxes, assessments, water rents, fire and liability insurance in requisite amounts, Lender shall credit the net proceeds received by it from the Premises by virtue of this Assignment to any amounts due and owing to Lender by Borrower under the terms of the Loan Documents, provided that the manner of application of such proceeds and the items to be credited shall be determined in the sole discretion of Lender. Lender shall not be accountable for more monies than it actually receives from the Premises, nor shall it be liable for failure to collect any such proceeds.
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                  6. Notice to Tenants. Borrower hereby authorizes Lender to give written notice of this Assignment at any time to each resident or tenant under the Leases.

                  7.       No Waiver.

                            7.1. The acceptance of this Assignment and the
collection of Rents under the Leases assigned hereby shall not constitute a waiver of any rights of Lender under the terms of the Loan Documents. All rights and remedies of Lender hereunder and under the Mortgage are cumulative and concurrent and may be exercised singly, successively or concurrently, at the sole discretion of Lender.

                            7.2. The receipt by Lender of any Rents pursuant to
this Assignment after the institution of foreclosure or sale proceedings under the Mortgage shall not cure such default or affect such proceedings or any sale pursuant thereto.

                  8. List of Leases. Borrower shall, upon the request of Lender, furnish a complete list, as of the date of such request, of all Leases and providing such further reasonable detail as may be requested by Lender. Further, as requested by Lender, Borrower shall deliver to Lender executed or certified copies of all Leases, and all correspondence and memoranda relating thereto. Such requests may be made at any reasonable time. Monthly requests, or more frequent requests if made after an Event of Default under this Assignment shall be deemed to be reasonable.

                  9. Further Assignments. Borrower shall, upon request of Lender, promptly execute, acknowledge and deliver specific separate assignments of any future Leases.

                  10. Termination of Assignment. This Assignment shall terminate upon the repayment in full of the Note and the full performance of the obligations under the Loan Documents.

                  11. Construction. When the content so requires, the singular shall include the plural and conversely and use of any gender shall include all genders.
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                  12. Notices. All notices and other communications required under this Assignment shall be made in accordance with the Section 8.7 of the Loan Agreement.

                  13. JURISDICTION. BORROWER HEREBY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ____________________ AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF ___________________ IN ANY AND ALL ACTIONS OR PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO, AND IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS BORROWER MAY DIRECT BY NOTICE TO LENDER. BORROWER IRREVOCABLY AS AN INDEPENDENT COVENANT WAIVES A JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER, WHETHER HEREUNDER OR OTHERWISE.

                  14. Headings. The headings preceding the text of the paragraphs of this Assignment are inserted only for convenience of reference and shall not constitute a part of this Assignment, nor shall they in any way affect its meaning, construction or effect.

                  15. Governing Law. This Assignment shall be governed by the law of the State of _____________________ (but not including the choice of law provisions thereof).

                  16. Binding Obligation. This Assignment shall be binding upon Borrower and its successors and assigns and this Assignment shall inure to the benefit of Lender and its successors and assigns, including any assignee of the Loan Documents or participant in the Loan.

                  17. Modification. This Assignment may not be modified except by a written agreement executed by the parties hereto.


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                  IN WITNESS WHEREOF, Borrower has caused this Assignment to be duly executed as of the day and year first above mentioned.

                                    BORROWER:


                                    ___________________________________

WITNESS:

____________________________        By:________________________________
Name:                                 Name:
                                     Title:

                                    [CORPORATE SEAL]


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STATE OF___________________________ :
                                            : ss.
COUNTY OF__________________________ :


                  On this _______________ day of ____________, 1998, before me, a Notary Public in and for the __________________________________ aforesaid, the undersigned officer, personally appeared _________________, who acknowledged himself to be the _______________________ of ______________________________, a
_________________________ corporation, and that he, as such ______________ being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by himself as such
 ___________________.

                  IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



[Notarial Seal]                               ________________________
                                                    Notary Public


                                              My Commission Expires:



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                                    Exhibit A

                           Description of the Property